Exhibit 99.1

Deep Down Announces Third Quarter 2021 Results

Houston, TX – November 12, 2021 – Deep Down, Inc. (OTCQB: DPDW) (“Deep Down” or the “Company”), a specialist in offshore energy equipment and services, today reported results for its third quarter ended September 30, 2021. Deep Down will hold a conference call today, Friday, November 12, 2021 at 10:00 am Eastern Time to review its results and outlook (call details below).

Deep Down at a Glance:

Share Price†:	$0.74	Cash*:	$3.7M
52-Week Range:	$0.34 - $0.80	Book Value*:	$9.1M
Shares Out.†:	12.4M	Price / Book Value:	1.0x
Market Cap†:	$9.2M	TTM Revenue:	$15.5M
*As of 09/30/21; †As of 11/10/21

Charles Njuguna, Deep Down’s CEO, commented, “Deep Down’s results for the third quarter of 2021 represent our continued efforts to position the company for growth while demonstrating the challenges presented by increasing pricing pressures from both customers and vendors. We remain encouraged as positive market trends and loosening travel restrictions have allowed us to provide the necessary support to our customers as they work through their backlog of projects and begin work on new projects.

“Gross profits for the third quarter continue to be negatively impacted by several lower margin projects which either included increased labor and material costs or contained low margin pass-through costs. Third quarter net income was driven by maintaining a disciplined cost structure as well as recording the full forgiveness of the PPP loan we obtained in March 2021.

“An element of uncertainty continues to remain as the world continues to react to COVID-19 developments, but we are encouraged that the increased levels of bidding and operational activity we are experiencing will be sustainable as market conditions continue to improve. We remain focused on strategically managing our cash flows and cost structure as we relentlessly pursue opportunities to further grow and strengthen our business.”

Operating Results

Deep Down’s revenues for the three months ended September 30, 2021 (“Q3 2021”) were $3.6 million, an increase of $0.4 million, or 13 percent, compared to the three months ended September 30, 2020 (“Q3 2020”). The year-over-year increase in revenues is primarily due to the progressive increase in demand for our subsea equipment, support services, and rental solutions.

Gross profit for Q3 2021 was $0.8 million, or 24 percent of revenues, compared to Q3 2020 gross profit of $1.2 million, or 37 percent of revenues. The decrease in gross profit percentage was principally due to increases in labor and service costs in conjunction with pricing pressure from customers in Q3 2021 as compared to Q3 2020. Additionally, the Company received rent abatements during Q3 2020 that were not received in Q3 2021.

Selling, general and administrative expenses (“SG&A”) were $1.3 million in Q3 2021 compared to $1.4 million in Q3 2020. The year-over-year decrease in SG&A was primarily due to lower payroll costs.

During Q3 2021, the Company recorded net other income of $0.9 million related to the forgiveness of its second PPP loan obtained in March 2021, partially offset by the loss incurred on the sale of equipment. No net other income related to PPP loan forgiveness was recorded during Q3 2020.

Due to the factors discussed above, Deep Down reported a Q3 2021 net profit of $0.3 million, or $0.03 per diluted share, compared to a Q3 2020 net loss of $0.3 million, or $0.02 loss per diluted share. Per share results are based on 12.44 million and 12.39 million weighted average shares outstanding for Q3 2021 and Q3 2020, respectively.

Deep Down reported negative modified EBITDA of $0.4 million in Q3 2021 compared to modified EBITDA of $0.03 million in Q3 2020. The year-over-year decrease in modified EBITDA was primarily due to decreased gross margins for Q3 2021 as compared to Q3 2020.

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Financial Strength

At September 30, 2021, Deep Down had working capital of $5.8 million, which includes cash of $3.7 million and net receivables of $5.1 million. Total shareholders’ equity was $9.1 million, or approximately $0.74 per diluted share. Given the Company’s current capital structure, Deep Down is well-positioned for growth as the Company continues to witness positive signs of increased market activity as commodity prices remain at healthier levels.

Conference Call Details:

Password:	3198554

Call Dial-in:	1-877-303-6187 for domestic callers
1-678-894-3073 for international callers

Webcast/Replay URL:	https://edge.media-server.com/mmc/p/ipegzqmk

Replay:	Available through December 10, 2021 on www.deepdowninc.com

About Deep Down, Inc. (www.deepdowninc.com)

Deep Down is a leading energy services company offering subsea equipment and support services to the world’s energy and offshore industries. Deep Down provides innovative solutions to complex customer challenges presented between the production facility and the energy source. Deep Down’s core services and technological solutions include distribution system installation support and engineering services, umbilical terminations, loose-tube steel flying leads, and related services. Additionally, Deep Down’s highly experienced team can support subsea engineering, manufacturing, installation, commissioning, and maintenance projects located anywhere in the world.

Forward-Looking Statements

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

Investor Relations:

Trevor Ashurst

ir@deepdowninc.com

281-862-2201

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DEEP DOWN, INC.

SUMMARY FINANCIAL DATA

(UNAUDITED)

Comparative Condensed Consolidated Income Statement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands, except per share amounts)
Revenues	$3,550	$3,136	$12,000	$9,466
Cost of sales	2,713	1,968	8,029	5,908
Gross profit	837	1,168	3,971	3,558
Total operating expenses	1,401	1,416	4,843	9,726
Operating loss	(564)	(248)	(872)	(6,168)
Total other (income) expense	(901)	2	(2,091)	4
Income (loss) before income tax expense	337	(250)	1,219	(6,172)
Income tax expense	5	–	15	5
Net income (loss)	$332	$(250)	$1,204	$(6,177)
Net income (loss) per share, diluted	$0.03	$(0.02)	$0.10	$(0.49)
Weighted-average shares outstanding, diluted	12,445	12,390	12,441	12,531

Comparative Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
	(In thousands)
Assets:
Cash	$3,708	$3,745
Other current assets	5,531	5,177
PP&E, net	1,853	2,604
Other non-current assets	2,417	3,413
Total assets	$13,509	$14,939

Liabilities:
Current liabilities	3,443	4,842
Other long-term liabilities	918	2,199
Total liabilities	4,361	7,041
Stockholders' equity	9,148	7,898
Total liabilities and stockholders' equity	$13,509	$14,939

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DEEP DOWN, INC.

SUMMARY FINANCIAL DATA, CONTINUED

(UNAUDITED)

Modified EBITDA data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands)
Net income (loss)	$332	$(250)	$1,204	$(6,177)
Add: Interest expense, net	1	2	8	4
Add: Income tax expense	5	–	15	5
Add: Depreciation and amortization	209	239	731	843
Add: Share-based compensation	9	39	46	113
Add: Asset impairment	–	–	–	4,490
Add: One-time charges related to elimination of COO position	–	–	–	245
Add: Loss on sale of property, plant and equipment	148	–	94	–
Deduct: Forgiveness of PPP loan	(1,111)	–	(2,222)	–
Modified EBITDA	$(407)	$30	$(124)	$(477)

Cash flow data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands)
Cash provided by (used in):
Operating activities	$(410)	$395	$(1,053)	$44
Investing activities	45	(13)	(95)	(108)
Financing activities	–	(1)	1,111	586
Change in cash	$(365)	$381	$(37)	$522

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